Exhibits 20.2
WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended October 31, 2005
for Distribution Date of November 17, 2005

COLLECTIONS
			DOLLARS

Principal Payments Received			48,717,678.68
Interest Payments Received			10,739,088.77

Total Payments received			59,456,767.45
Plus / (Less) :
Net Servicer Advances			(42,101.97)
Investment Earnings on funds in the Collection Account			169,094.94

Net Collections			59,583,760.42
Plus / (Less) :
Funds in Spread Account			8,025,087.36

Total Available Funds			67,608,847.78

DISTRIBUTIONS

Servicing Fee		1,236,261.00
Trustee and Other Fees		3,698.89

Total Fee Distribution			1,239,959.89

Note Interest Distribution Amount — Class A-1	0.00
Note Interest Distribution Amount — Class A-2	594,502.65
Note Interest Distribution Amount — Class A-3	1,525,750.00
Note Interest Distribution Amount — Class A-4	722,400.00

	2,842,652.65

Note Principal Distribution Amount — Class A-1	0.00
Note Principal Distribution Amount — Class A-2	41,458,088.88
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	41,458,088.88

Total Class A Interest and Principal Distribution			44,300,741.53

Note Interest Distribution Amount — Class B-1	161,641.61
Note Principal Distribution Amount — Class B-1	2,245,282.55

Total Class B Interest and Principal Distribution			2,406,924.16

Note Interest Distribution Amount — Class C-1	176,055.42
Note Principal Distribution Amount — Class C-1	2,394,282.99

Total Class C Interest and Principal Distribution			2,570,338.41

Note Interest Distribution Amount — Class D-1	152,902.73
Note Principal Distribution Amount — Class D-1	1,942,143.71

Total Class D Interest and Principal Distribution			2,095,046.44
Spread Account Deposit			14,995,837.35

Total Distributions			67,608,847.78

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended October 31, 2005
for Distribution Date of November 17, 2005

PORTFOLIO DATA:
	# of loans

Beginning Aggregate Principal Balance	79,763		1,186,810,461.97

Less: Principal Payments	(20,697,262.95)
Full Prepayments	(2,079)	(21,378,531.46)
Partial Prepayments	—	—
Liquidations	(614)	(9,303,668.83)

			(51,379,463.24)

Ending Aggregate Principal Balance	77,070		1,135,430,998.73
Ending Outstanding Principal Balance of Notes			1,061,627,983.81

Excess (Current Overcollateralization Amount)			73,803,014.92
Overcollateralization Level			6.50%

Overcollateralization Amount			73,803,014.92

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance		8,000,000.00
Investment earnings on funds in spread account		25,087.36
Less: Funds included in Total Available Funds		(8,025,087.36)
Deposits		14,995,837.35
Excess Spread Amount		(6,995,837.35)
Ending Balance			8,000,000.00

Beginning Initial Deposit		—
Repayments		—

Ending Initial Deposit			—

Servicer Advances:
Beginning Unreimbursed Advances		1,363,707.06
Net Advances		(42,101.97)

			1,321,605.09

Net Charge-Off Data:
Charge-Offs		12,886,391.49
Recoveries		(3,213,322.97)

Net Charge-Offs			9,673,068.52

Delinquencies (P&I):	# of loans
30-59 Days	1,523	17,981,637.43
60-89 Days	459	5,469,889.89
90-119 Days	170	1,762,842.46
120 days and over	3	30,213.92

Repossessions	106	946,181.63

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)	216		3,255,912.42

Cumulative Charge-Off Percentage			0.60%

WAC			11.1609%
WAM			55.394

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended October 31, 2005
for Distribution Date of November 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	267,000,000.00	0.00	0.00	0.00	0.00

A-2	375,000,000.00	223,637,361.76	41,458,088.88	182,179,272.88	42,052,591.53

A-3	510,000,000.00	510,000,000.00	0.00	510,000,000.00	1,525,750.00

A-4	224,000,000.00	224,000,000.00	0.00	224,000,000.00	722,400.00

B-1	60,000,000.00	51,863,617.19	2,245,282.55	49,618,334.64	2,406,924.16

C-1	64,000,000.00	55,305,367.53	2,394,282.99	52,911,084.54	2,570,338.41

D-1	52,000,000.00	44,861,435.46	1,942,143.71	42,919,291.75	2,095,046.44

TOTAL	1,552,000,000.00	1,109,667,781.94	48,039,798.13	1,061,627,983.81	51,373,050.54

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	2.75000%	0.00	0.00	0.00	0.00	0.00

A-2	3.19000%	594,502.65	0.00	594,502.65	594,502.65	0.00

A-3	3.59000%	1,525,750.00	0.00	1,525,750.00	1,525,750.00	0.00

A-4	3.87000%	722,400.00	0.00	722,400.00	722,400.00	0.00

B-1	3.74000%	161,641.61	0.00	161,641.61	161,641.61	0.00

C-1	3.82000%	176,055.42	0.00	176,055.42	176,055.42	0.00

D-1	4.09000%	152,902.73	0.00	152,902.73	152,902.73	0.00

TOTAL		3,333,252.41	0.00	3,333,252.41	3,333,252.41	0.00

WFS FINANCIAL 2005-1 OWNER TRUST
Officer’s Certificate
for Collection Period ended October 31, 2005
for Distribution Date of November 17, 2005

Detailed Reporting
          See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of October 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated January 01, 2005.

Lori Bice Vice President Director Technical Accounting

Susan Tyner Senior Vice President Controller